EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrator and Participants of the
Flotek Industries, Inc. 2012 Employee Stock Purchase Plan:

We hereby consent to the incorporation by reference in the Registration Statements filed (Nos. 333-157276, 333-172596, 333-174983, 333-183617, 333-198757, 333-213407 and 333-225865) on Form S-8 of Flotek Industries, Inc. of our report dated March 30, 2017 relating to our audit of the financial statement which appears in the Annual Report on Form 11-K of Flotek Industries, Inc. 2012 Employee Stock Purchase Plan for the year ended December 31, 2018.

/s/ Hein & Associates LLP

Houston, Texas
March 29, 2019